UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

RANGEFORD RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54306	777-116182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

556 Silicon Drive, Suite 103 Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 648-8062

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers

On May 27, 2015, the Board of Directors notified Mr. Colin Richardson that the Company is not going to renew Mr. Richardson’s Corporate Officer Consulting Engagement Agreement (the “Agreement”), pursuant to which he serves as the Company’s President.  The Agreement is to automatically renew for successive 12 months terms, unless previously terminated; the current 12 month term expires on June 30, 2015.  The Agreement does not reflect the Company’s current business and financing plans and therefore the Board does not believe it would serve to help carry out such plans.  The Board hopes to renegotiate the terms of Mr. Richardson’s employment and enter into a new and revised agreement that better aligns with the Company’s plans; however, there can be no guarantee that the parties will come to an agreeable solution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2015	Rangeford Resources, Inc.

	By:	/s/ Michael Farmer
Michael Farmer, Chairman of the Board

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